99.2 Letter of Intent dated March 15, 2005

MineCore International, Inc.
110 East Broward Boulevard, Suite 750
Fort Lauderdale, Florida, 33301

March 15, 2005

AMERICAN GEM CORP.
Box 16, Site 10, RR#1
Okotoks, Alberta
Canada
T1S 1A1

Attention: Mr. Jay F.P. Maull

Re: Letter of Intent – Acquisition of American Gem Corp.

Dear Mr. Maull;

This letter of intent (“Letter”) confirms our understanding and sets forth an outline of certain preliminary terms of a proposed transaction (“Transaction”) between MineCore International, Inc., a Delaware corporation (“MineCore”), and American Gem Corp., an Alberta corporation (“AMC”), The Maull Family Trust, a Trust incorporated under the laws of Alberta as shareholders and it’s assigns; and JMI Corporation., a corporation incorporated under the laws of Alberta as shareholders and it’s assigns; and Jay F.P. Maull a resident of Alberta, an officer of the Company, a Shareholder and his assigns; and Rahim Mohamed a resident of Alberta, an officer of the Company, a shareholder and his assigns, (“Shareholders”). In this Letter, MineCore, AMC and Shareholders are sometimes collectively called the “Parties”.

Upon execution of this Letter by the Parties, it is intended that this provides a framework for a Definitive Agreement (as defined below). Any obligation to proceed with the Transaction as outlined herein is expressly subject, among other things, to the execution and delivery of a written Definitive Agreement by the Parties. It is expressly understood and agreed by the Parties that the provisions contained in paragraph 1 and its subparagraph’s of this Letter are an expression of interest only and are not binding, provided however that the provisions contained in Sections 5, 6, 7, 8, 10, 11, 12, 13, 14 and 15 hereof shall be binding on the Parties notwithstanding the termination of this Letter for any reason (“Binding Provisions”).

1. TRANSACTION

The Parties will promptly, subject to the terms and conditions of this Letter, pursue negotiations of the specific terms of the Definitive Agreement. The execution of any such Definitive Agreement would be subject to the satisfactory completion of the Parties’ ongoing investigation of the other Party’s business, and would also be subject to approval by the board of directors of MineCore within twenty (20) business days of the execution of this Letter. Based on the information currently known to Shareholders, it is proposed that the Definitive Agreement include the following terms:

a. Basic Transaction

SHAREHOLDERS would provide for MineCore to acquire 100% of their interest in American Gem Corp (AMC), an Alberta corporation, to MineCore at the price (the “Purchase Price”) set forth in Paragraph 1d below. All currency in this transaction is stated in US Dollars. The closing of this Transaction (the “Closing”) would occur as soon as possible after the satisfaction or waiver of all other closing conditions; but in no event later than June 30, 2005. The Parties shall endeavor to structure the Transaction so that it will minimize the Parties’ tax liability under the Internal Revenue Code and the Tax Act of Canada. The effective date of the transaction will be January 1st, 2005.

b. Purchase Price of the AMC Shares

•	MineCore agrees to purchase 100 per cent of the common stock of American Gem Corp (“AMC Shares”) being Shareholder’s Interest. The Parties agree that the value of the AMC Shares will be USD $1.00 each for a total amount of 4,500,000 shares for a total value of Four Million, Five Hundred Thousand ($4,500,000) Dollars.

•	The Shareholders agree to exchange their AMC Shares with MineCore on the basis of one AMC share for 0.58888888 units of MineCore.

•	Each unit shall consist of one (1) MineCore share and one (1) MineCore Warrant. The Parties agree that the value of the MineCore Units will be $1.8868 per MineCore Unit for a total of 2,650,000 units. MineCore Warrants shall entitle Shareholders or their assigns the right to acquire one (1) MineCore Share at the following exercise prices based on the following time periods after the closing date of the transaction:

•	Exercise Price of $1.00 per share prior to 365 days after closing date of the transaction;

•	Exercise Price of $2.00 per share between 366 and 546 days after closing date of the transaction; and an

•	Exercise Price of $3.00 per share between 547 days and 730 days after closing date of the transaction.

•	The Parties agree that MineCore will be issue to AMC, on Closing, 2,650,000 restricted shares of MineCore and 2,650,000 warrants of MineCore.

MineCore will enter into an employment contract with Jay F.P. Maull.

•	Shareholders will not sell or otherwise transfer the securities offered hereby without registration under the Act or applicable state securities laws or an exemption there from. The securities have not been registered under the Act or under the securities laws of any states. Shareholders represents that Shareholders are purchasing the SECURITIES for the undersigned’s own account, for investment and not with a view to resale or distribution except in compliance with the Act. Shareholders have not offered or sold any portion of the SECURITIES being acquired nor does the undersigned have any present intention of dividing the SECURITIES with others or of selling, distributing or otherwise disposing of any portion of the SECURITIES either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance in violation of the Act.

d. Purchase Price of American Gem Corp.

•	The purchase price of Five Million ($5,000,000) Dollars for the common shares of AMC will be based on the following:

c.	The May 1, 2004 Assets listing as per Schedule “A” attached, with adjustments to December 31, 2004

d.	Goodwill in the amount of $500,000 or as adjusted

e. Registration Rights

Shareholders shall be entitled to unlimited piggyback registration rights, provided that any request for piggyback registration must be made in writing by Shareholders or its assigns. Registration rights are transferable with a transfer of the MineCore Shares.

f. Other Terms

The Parties would make comprehensive representations and warranties to each other and would provide comprehensive covenants, indemnities and other protections for the benefit of each other. The consummation of the Transaction by the Parties would be subject to the satisfaction of various conditions and that all appropriate federal and state securities laws and regulations shall be complied with by the Parties.

g. AMC Pending Transactions

AMC is currently developing its business. AMC may in its course of business development be negotiating or have transactions pending. The purchase price of the AMC shares will not change due to any increased value of AMC.

h. Definitive Agreements

The Parties will consult with their respective attorneys, accountants, investment bankers and other professional advisers, as they deem necessary and appropriate, for the purpose of negotiating and entering into a definitive agreement setting forth the rights and obligations of the Parties with respect to the Transaction (the “Definitive Agreement”), together with any other necessary or appropriate agreements or instruments.

2. ACCESS

During the period from the date this Letter is signed by the Parties (the “Signing Date”) until the date on which either Party provides the other Party with written notice that negotiations toward a Definitive Agreement are terminated (the “Termination Date”), the Parties will afford each other full and free access to their respective personnel, properties, contracts, books and records, and all other documents and data during business hours and upon reasonable notice.

3. EXCLUSIVE DEALINGS

        Until the later of (i) 30 days after the Signing Date or (ii) the Termination Date:

a.	The Parties will not directly or indirectly, through any representative or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept, or consider any proposal of any other person relating to the Transaction, whether directly or indirectly, through purchase, merger, consolidation, or otherwise; and

b.	The Parties will immediately notify the other regarding any contact between either Party and their respective representatives and any other person regarding any such offer or proposal or any related inquiry.

4. CONDUCT OF BUSINESS

During the period from the Signing Date until the earlier of the Termination Date or the execution of a Definitive Agreement, AMC will operate their respective business in the ordinary course and agree to refrain from entering into any extraordinary transactions, unless otherwise approved by MineCore, in writing. Such approval shall not unreasonably withheld.

5. CONDITIONS TO CONSUMMATION

        The consummation of the Transaction shall be subject, among other things, to:

a.	Completion of the due diligence satisfactory to each Party in its sole discretion;

b.	Receipt of all necessary consents and approvals of governmental entities and any other third parties;

c.	Execution and delivery of the Definitive Agreement approved by the Board of Directors of each Party;

d.	Clearance by the Securities and Exchange Commission of the Company’s proxy statement for use in connection with a special meeting of stockholders relating to the Transaction, if applicable;

e.	Approval of the principal terms of the Transaction by the affirmative vote of holders of the necessary outstanding shares of AMC Common Stock (pursuant to the Company’s articles of incorporation, bylaws or state statute) at a duly held special meeting of stockholders, if applicable;

f.	Approval of the principal terms of the Transaction by the affirmative vote of holders of the necessary outstanding shares of the capital stock of MineCore (pursuant to the Company’s articles of incorporation, bylaws or state statute) at a duly held special meeting of stockholders, if applicable;

g.	Declaration by the Securities and Exchange Commission of the effectiveness of the Company’s registration statement registering the MineCore Stock under the Securities Act of 1933, as amended, if applicable;

h.	Compliance with all other applicable laws and regulations, including blue sky laws, and the absence of a “stop order” or an injunction seeking to prevent the Transaction;

i.	Absence of any material adverse change in the business, financial condition, assets, prospects or operations of either Party since the effective date of the Definitive Agreement (or other such date(s) as the Parties may agree).

6. CONFIDENTIALITY

Except as and to the extent required by law, the Parties will not disclose or use, and will direct its representatives not to disclose or use to the detriment of the other Party, any Confidential Information (as defined below) furnished, or to be furnished, by either Party or their respective representatives at any time or in any manner other than in connection with its evaluation of the Transaction proposed in this Letter. For purposes of this Paragraph, “Confidential Information” means any information about the Parties stamped “confidential” or identified in writing as such to the other Party promptly following its disclosure, unless (i) such information is already known to the Party or its representatives or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of the Party or its representatives, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Transaction, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. Upon the written request of the Party, the other Party will promptly return to the Party or destroy any Confidential Information in its possession and certify in writing to the Party that it has done so.

7. DISCLOSURE

Except as and to the extent required by law, without the prior written consent of the other Party, neither Party will, and each will direct its representatives not to make, directly or indirectly, any public comment, statement, or communication with respect to, or otherwise to disclose or to permit the disclosure of the existence of discussions regarding, a possible transaction between the Parties or any of the terms, conditions, or other aspects of the transaction proposed in this Letter. If a Party is required by law to make any such disclosure, it must first provide to the other Party the content of the proposed disclosure, the reasons that such disclosure is required by law, and the time and place that the disclosure will be made.

8. COSTS

The Parties will be responsible for and bear all of its own costs and expenses (including any broker’s or finder’s fees and the expenses of its representatives) incurred at any time in connection with pursuing or consummating the Transaction.

9. CONSENTS

During the period from the Signing Date until the earlier of the Termination Date or the execution of a Definitive Agreement, the Parties will cooperate with each other and proceed, as promptly as is reasonably practical, to obtain all consents of third parties necessary in order to consummate the Transaction.

10. ENTIRE AGREEMENT

The Binding Provisions constitute the entire agreement between the parties, and supersede all prior oral or written agreements, understandings, representations and warranties, and courses of conduct and dealing between the parties on the subject matter. Except as otherwise provided herein, the Binding Provisions may be amended or modified only in writing executed by all of the parties.

11. GOVERNING LAW

The Binding Provisions will be governed by and construed under the laws of the State of Florida without regard to conflicts of laws principles.

12. JURISDICTION: SERVICE OF PROCESS

Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Letter may be brought against any of the parties in the courts of the State of Florida, County of Broward, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of Florida, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

13. TERMINATION

The Binding Provisions will automatically terminate on June 30, 2006 and may be terminated earlier upon written notice by either party to the other party unilaterally, for any reason or no reason, with or without cause, at any time; provided, however, that the termination of the Binding Provisions will not affect the liability of a party for breach of any of the Binding Provisions prior to the termination. Upon termination of the Binding Provisions, the parties will have no further obligations hereunder, except as stated in Paragraphs 5, 6, 7, 8, 10, 11, 12, 13, 14 and 15 of this Letter, which will survive any such termination.

14. COUNTERPARTS

This Letter may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Letter and all of which, when taken together, will be deemed to constitute one and the same agreement.

15. NO LIABILITY

Paragraph 1 and its sub paragraphs of this Letter do not constitute and will not give rise to any legally binding obligation on the part of either Party. Moreover, except as expressly provided in the Binding Provisions (or as expressly provided in any binding written agreement that the Parties may enter into in the future), no past or future action, course of conduct, or failure to act relating to the Transaction, or relating to the negotiation of the terms of the Transaction or any Definitive Agreement, will give rise to or serve as a basis for any obligation or other liability on the part of the Parties. Notwithstanding the foregoing, the Sellers and the Company agree to enter into a Definitive Agreement embodying the terms set forth in this letter if so requested by the Buyer within six months after the date hereof.

If you are in agreement with the foregoing, please sign and return one copy of this Letter, which thereupon will constitute our agreement with respect to its subject matter.

Very truly yours,
MineCore International, Inc.

/s/ Daniele L. Forigo
PER: Mr. Daniele L. Forigo,
President

Duly executed and agreed as to the Binding Provisions on March 15th, 2005.

American Gem Corp.:

/s/ Jay F. P. Maull PER: Mr. Jay F.P. Maull President & CEO /s/ Jay F. P. Maull PER: Maull Family Trust & Assigns /s/ Jay F. P. Maull PER: Mr. Jay F.P. Maull & Assigns	/s/ Mrs. Diane K. Maull Per: Mrs. Diane K. Maull Director /s/ Jay F. P. Maull Per: JMI Corporation & Assigns /s/ Rahim Mohamed PER: Mr. Rahim Mohamed & Assigns

Schedule “A”
Assets of AMC

AMGEM Assets _ May 1, 2004	US $

AMGEM accounts receivable consignment
- net of General Diamond and EOPAL accounts	$14,373.00
Consignment - MineCore holding - estimated value	$5,000.00
Consignment - MineCore holding (PWI)	$2,800.00
EOPAL inventory 599 items wholesale value AUD $70,631 as per list of April 24, 2004	$48,570.00
EOPAL inventory list US $137317 less above	$88,748.00
General Diamond Co., Ltd. consignment U.S. $16,395.31 as per list of March 31, 2004	$16,395.00
General Diamond second batch 9/25/03 US 10478	$10,478.00
Inventory of ammolite on hand as per May, 2004 appraisal by Peter E Lewin	$459,098.00
Deposit on acquisition of ammonite.com $21,000	$15,108.00
EOPAL purchase option	$0.00
Mine security deposit $2,500	$1,800.00
Equipment (detailed below)	$45,160.00
Furniture (detailed below)	$15,108.00
Computers (detailed below)	$2,362.00
Ammonite shell agreements in good standing at current date:
9189080009 - 209.84 HECTARES - 15% of Sproule report (72%)	$1,911,000.00
9190110001 - 80 HECTARES - 15% of Sproule report (28%)	$743,000.00
9190090004 - BOW RIVER MINESITE	$700,000.00
9190090005 - ST. MARY'S NORTH PROPERTY	$100,000.00
9190090006 - ST. MARY'S SOUTH PROPERTY #1	$100,000.00
9189050004 - ST. MARY'S SOUTH PROPERTY #2	$100,000.00
Marketing agreement with E-OPAL for Ammolite-guaranteed.com website and domain	$23,000.00
Amgem.com website and domain name: "amgem.com"	$25,000.00
Domain name: "American-gem.com"	$2,000.00
Domain Name: "Ammolite-direct.com"	$2,000.00
Domain name: "primigem.com"	$2,000.00
AMGEM account list	$2,000.00
Intellectual rights pertaining to the processing of raw ammonites into finished product	$20,000.00
AMGEM(R)brand name	$30,000.00
PRIMIGEM(R)brand name	$15,000.00

Total Assets:	$4,500,000.00
Goodwill	$500,000.00

Total purchase price	$5,000,000.00